                                                                   Exhibit 10.64

*Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.


                                 --------------

                               CORIXA CORPORATION

                                       AND

                             ZENYAKU KOGYO CO., LTD.

                                 --------------

                                   DEVELOPMENT
                                       AND
                                LICENSE AGREEMENT

                                 --------------

                                    EXHIBITS

        Exhibit A                    Corixa Patents

        Exhibit B                    PVAC Specifications

        Exhibit C                    Development and Commercialization Program

        Exhibit D                    Other Autoimmunue Indications

        Exhibit E                    Form of Supply Agreement

        Exhibit F                    Corixa Third Party Agreements

                        DEVELOPMENT AND LICENSE AGREEMENT

        This DEVELOPMENT AND LICENSE AGREEMENT (together with the attachments and exhibits hereto, the "Agreement") is entered into as of August 16, 1999 (the "Effective Date") by and between Corixa Corporation, a corporation organized and existing under the laws of the State of Delaware and having its principal office at 1124 Columbia Street, Suite 200, Seattle, Washington 98104-2040, and Zenyaku Kogyo Co., Ltd., a corporation organized and existing under the laws of Japan and having its principal office at 6-15 Otsuka, 5-Chome, Bunkyo-Ku, Tokyo 112-8650, Japan.

                                    RECITALS

        WHEREAS, Corixa has scientific expertise, proprietary information and biological materials related to the development of immune system modulating, or immunomodulatory, materials;

        WHEREAS, ZKC has expertise in developing and commercializing therapeutic products;

        WHEREAS, Corixa and ZKC desire to collaborate in the development of immunomodulatory products for the therapy of human psoriasis; and

        WHEREAS, in connection with the collaboration, Corixa has agreed to license to ZKC in Japan certain intellectual property rights related to the Licensed Product, subject to the terms and conditions of this Agreement.

        NOW, THEREFORE, for and in consideration of the mutual observance of the covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS.

        All references to particular Exhibits, Articles and Sections shall mean the Exhibits to, and Articles and Sections of, this Agreement, unless otherwise specified. References to this "Agreement" include the Exhibits. For the purposes of this Agreement, the following words and phrases shall have the following meanings:

        1.1 "Additional Technology" shall have the meaning set forth in Section 4.1(c).

        1.2 "Affiliate" of an entity means, for so long as one of the following relationships is maintained, any corporation or other business entity owned by, owning, or under common ownership with a party to this Agreement to the extent of at least fifty percent (50%) of the equity (or such lesser percentage that is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation, or other entity actually controlled by, controlling or under common control with a party to this Agreement.

        1.3 "Commercial Launch" shall mean the first revenue generating sale of the Licensed Product in the Territory by ZKC or an Affiliate of ZKC.

        1.4 "Development and Commercialization Program" shall have the meaning set forth in Section 2.1.

        1.5 "Collaboration" shall mean the joint collaboration of Corixa and ZKC pursuant to the terms of this Agreement and the Development and Commercialization Program.

        1.6 "Corixa" shall mean Corixa Corporation and each of its Affiliates.

        1.7 "Corixa Know-How" shall mean all technical information, materials and know-how owned and/or controlled by Corixa which directly relates to the Licensed Product and which Corixa has the ability to license and shall include, without limitation, all chemical, pharmacological, toxicological, clinical, assay, control and manufacturing data and any other information, biological materials or manufacturing or related technology relating to the Licensed Product and that can reasonably be deemed to be useful for the development and commercialization of the Licensed Product and strains, samples, analytical tools, libraries, clones, etc.

        1.8 "Corixa Patents" shall mean (a) all patents and patent applications that are identified on Exhibit A attached hereto and (b) all patents and patent applications that cover inventions or discoveries that are made by Corixa solely or jointly with any Third Party (other than ZKC), provided that any such joint inventions or discoveries shall only be included in Corixa Patents to the extent that Corixa has the right to grant licenses thereunder on the terms and conditions of this Agreement, now or in the future in connection with and as a result of the performance of the Development and Commercialization Program and that generically or specifically claim all or any part of the Licensed Product, a process for manufacturing the Licensed Product, intermediates used in such process or a use of the Licensed Product. Included within the definition of Corixa Patents are any continuations, continuations-in-part (solely to the extent such continuation(s)-in-part contain(s) subject matter on which claims issuing obtain the benefit of a priority date of any other patent application included herein), divisions, patents of addition, reissues, renewals, extensions and/or foreign counter-parts thereof. Also included within the definition of Corixa Patents are all patents and patent applications which generically or specifically claim any improvements on Licensed Product or uses of Licensed Product or intermediates or manufacturing processes required or useful for production of any Licensed Product which are developed by Corixa solely or jointly with any Third Party (other than ZKC), provided that any such joint inventions or discoveries shall only be included in Corixa Patents to the extent that Corixa has the right to grant licenses thereunder on the terms and conditions of this Agreement, in connection with and as a result of the performance of the Development and Commercialization Program. Corixa Patents shall specifically not include either ZKC Patents or Joint Patents.

        1.9 "Development Steering Committee" shall have the meaning set forth in
Section 3.1(a).

        1.10 "IND" shall mean an Investigational New Drug application with an appropriate regulatory authority.

        1.11 "Joint Patents" shall mean all patents and patent applications that cover Joint Inventions and that generically or specifically claim all or any part of the Licensed Product, a process for manufacturing the Licensed Product, intermediates used in such process or a use of the Licensed Product. Included within the definition of Joint Patents are any continuations, continuations-in-part (solely to the extent such continuation(s)-in-part contains subject matter on which claims issuing obtain the benefit of a priority date of any other patent application included herein), divisions, patents of addition, reissues, renewals or extensions and/or foreign counterparts thereof. Also included within the definition of Joint Patents are all patent and patent applications which cover Joint Inventions and which generically or specifically claim any inventions, including any improvements on Licensed Product or uses of Licensed Product or intermediates or manufacturing processes required or useful for production of any Licensed Product. In no event shall Joint Patents be deemed to include Corixa Patents or ZKC Patents.

        1.12 "Joint Inventions" shall have the meaning set forth in Section 10.

        1.13 "Licensed Field" shall mean therapy of psoriasis in humans.

        1.14 "Licensed Product" shall mean Corixa's proprietary formulation of delipidated and deglycolipidated Mycobacterium vaccae, known as PVAC, as further specified in Exhibit B, and any derivatives thereof.

        1.15 "Net Sales" shall mean the amount invoiced by ZKC, or its Third Party sublicensee(s), as applicable, for the sale or other disposition to a Third Party of the Licensed Product, less the following deductions for amounts actually incurred related to such sale or other disposition: (a) normal, customary trade discounts (including volume discounts), credits and rebates and allowances and adjustments for rejections, recalls or returns; and (b) freight, insurance, sales, use, excise, value-added, consumption and similar taxes or duties imposed on the sale and included in the gross amount charged. Additionally, "Net Sales" shall not include sales of Licensed Product between either ZKC and its Affiliates or between ZKC and its sublicensee(s), unless such Affiliate(s) or sublicensee(s), as the case may be, are an end-user of the Licensed Product, nor shall "Net Sales" include the distribution of a reasonable amount of Licensed Product solely for use in clinical trials or research performed directly in connection with the Development and Commercialization Program, provided that ZKC does not receive any compensation in any form for such use. Any commercial transfer of the Licensed Product by ZKC or its Third Party sublicensee(s) shall be considered a sale hereunder for accounting and royalty purposes. For purposes of this Section 1.15, "commercial transfer" shall mean a sale or other transfer of the Licensed Product for which ZKC receives consideration. For the avoidance of doubt, "commercial transfer" shall not include the distribution of samples without charge by ZKC, regardless of the purpose, in accordance with Section 9 hereof.

        1.16 "Other Autoimmune Indications" shall have the meaning set forth in
Section 4.2.

        1.17 "Territory" shall mean Japan.

        1.18 "Third Party(ies)" shall mean any party other than a party to this Agreement or an Affiliate.

        1.19 "Valid Claim" shall mean a claim of an issued, unexpired patent or a claim of a patent application, in either case included in the Corixa Patents or the Joint Patents, that has not been (a) held invalid or unenforceable by a final decision of a court or governmental agency of competent jurisdiction, which decision is unappealable or was not appealed within the time allowed therefor or (b) admitted in writing to be invalid or unenforceable by the holder(s) by reissue, disclaimer or otherwise.

        1.20 "ZKC" shall mean Zenyaku Kogyo Co., Ltd. and each of its Affiliates.

        1.21 "ZKC Know-How" shall mean all technical information, materials and know-how owned and/or controlled by ZKC which directly relates to the Licensed Product and which ZKC has the ability to license and shall include, without limitation, all chemical, pharmacological, toxicological, clinical, assay, control and manufacturing data and any other information, biological materials or manufacturing or related technology relating to the Licensed Product and that can reasonably be deemed to be useful for the development and commercialization of the Licensed Product and strains, samples, analytical tools, libraries, clones, etc.

        1.22 "ZKC Patents" shall mean all patents and patent applications that
(a) cover patentable inventions or discoveries that are made solely by ZKC in connection with and as a result of the performance of the Development and Commercialization Program and that generically or specifically claim all or any part of the Licensed Product, a process for manufacturing the Licensed Product, intermediates used in such process or a use of the Licensed Product and (b) are now or become owned and/or controlled by ZKC (other than jointly with Corixa) and under which ZKC has, now or in the future, the right to grant licenses in connection with the use of the Licensed Products in the Licensed Field. Included with the definition of ZKC Patents are any continuations, continuations-in-part (solely to the extent such continuation(s)-in-part contain subject matter on which claims issuing obtain the benefit of a priority date of any other patent application included herein), divisions, patents of addition, reissues, renewals, extensions and/or foreign counterparts thereof. Also included within the definition of ZKC Patents are all patents and patent applications which generically or specifically claim any improvements on Licensed Product or uses of Licensed Product or intermediates or manufacturing processes required or useful for production of any Licensed Product which are developed solely by ZKC in connection with and as a result of the performance of the Development and Commercialization Program. In no event shall ZKC Patents be deemed to include either Corixa Patents or Joint Patents.

        1.23 "Interpretive Rules" For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires:
(a) defined terms include the plural as well as the singular (and vice versa) and the use of any gender shall be deemed to include the other gender; (b) references to "Articles," "Sections" and other subdivisions and to "Schedules" and "Exhibits" without reference to a document, are to designated Articles, Sections and other subdivisions of, and to Schedules and Exhibits to, this Agreement; (c) unless otherwise set forth herein, the use of the term "including" means

"including but not limited to"; and (d) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision.

2. DEVELOPMENT AND COMMERCIALIZATION PROGRAM.

        2.1 Commencing on the Effective Date, the parties shall collaborate in the development and commercialization of the Licensed Product in the Licensed Field. The program of activities to be conducted by each of Corixa and ZKC during the term of the Agreement is set forth on Exhibit C (the "Development and Commercialization Program"), which shall be amended on an annual basis by mutual agreement of the parties, effective upon each anniversary of the Effective Date. The Development and Commercialization Program shall include a development plan setting forth the activities currently contemplated by the parties to be performed in developing the Licensed Product, as well as a description of each party's responsibilities in connection with the development and commercialization of the Licensed Product. Anything herein to the contrary notwithstanding, the timelines included in the development plan are non-binding and shall function as guidelines only for the development of Licensed Product and may be modified from time to time by the Development Steering Committee. The parties agree that the end goal of the Development and Commercialization Program shall be the expeditious clinical development and regulatory approval of the Licensed Product as necessary for the import, manufacture, marketing and/or sale thereof in the Territory in the Licensed Field. No material deviation in the subject matter and scope of such Development and Commercialization Program shall be made without the mutual written agreement of both parties.

        2.2 On the Effective Date, ZKC agrees to diligently undertake, [*], pre-clinical and clinical development and commercialization of the Licensed Product within the Territory as determined by the Development Steering Committee or Commercialization Steering Committee, as applicable. ZKC shall have the right, subject to the terms and conditions of this Agreement, including, without limitation, Section 3 hereof, to determine the clinical development and commercialization plan for the Licensed Product in the Territory.

        2.3 The parties acknowledge and agree that nothing in this Agreement shall restrict in any manner Corixa's ability to conduct clinical trials of any nature either inside or outside of the Licensed Field [*] or any of its Third Party [*], provided, however, Corixa shall not during the term of this Agreement conduct any clinical trial in the Territory in respect of the Licensed Product or sell, market or distribute the Licensed Product in the Licensed Field in the Territory. Notwithstanding the foregoing, Corixa shall provide ZKC access to clinical data and regulatory filings controlled by Corixa related to the Licensed Product in the Licensed Field, and shall also use good faith efforts to cause any Third Party(ies) controlling any such clinical data and regulatory filings to make such access available to ZKC.

        2.4 The parties acknowledge and agree that nothing in this Agreement shall restrict in any manner ZKC's ability to conduct clinical trials of any nature either inside or outside of the Licensed Field at its or any of its Third Party partner(s)' own cost and expense, provided, however, ZKC shall not during the term of this Agreement conduct any clinical trial in respect of

--------
* Confidential treatment requested.

the Licensed Product other than in the Territory in the Licensed Field. Notwithstanding the foregoing, ZKC shall provide Corixa access to clinical data and regulatory filings controlled by ZKC related to the Licensed Product in the Licensed Field, and shall also use good faith efforts to cause any Third Party(ies) controlling any such clinical data and regulatory filings to make such access available.

3. STEERING COMMITTEES.

        3.1 (a) A Development Steering Committee (the "Development Steering Committee") shall be established within thirty (30) days after the Effective Date. During the period beginning on the Effective Date and ending on the earlier of (i) the date on which all regulatory approvals have been obtained and
(ii) a date mutually agreed by the parties (the "Development Period"), the Development Steering Committee shall consist of five (5) members, three (3) individuals appointed by Corixa and two (2) individuals appointed by ZKC, and shall be chaired by an individual from Corixa. During the Development Period, the Development Steering Committee shall be responsible for, among other things, regular coordination in the Territory of the supply of preclinical and clinical grade test materials and the monitoring of clinical development activities in the Territory. In addition, Corixa shall use good faith efforts to establish a steering committee to monitor clinical development activities for the Licensed Product in the Licensed Field worldwide (the "Global Steering Committee") to be comprised of Corixa, ZKC and Corixa's additional partners for the development and commercialization of the Licensed Product in the Licensed Field.

        (b) Following the Development Period and until the expiration or earlier termination of this Agreement, a Commercialization Steering Committee (the "Commercialization Steering Committee") shall be established. The Commercialization Committee shall consist of five (5) members, three (3) individuals appointed by ZKC and two (2) individuals appointed by Corixa, and shall be chaired by an individual from ZKC. The Commercialization Steering Committee shall be responsible for, among other things, regular coordination in the Territory of reimbursement policies, product positioning and marketing and such other related and ancillary activities as may be agreed.

        3.2 To facilitate coordination during the Development Period, the parties shall share all reports and data generated under the Development and Commercialization Program with each other on a prompt and regular basis at meetings of the Development Steering Committee, which shall be every six (6) months during meetings to be held alternatively in Seattle, Washington and Tokyo, Japan, or at such other location as may be determined by the Development Steering Committee. ZKC shall provide Corixa with written reports in a format agreed by Corixa and ZKC on the progress in the Territory of the Development and Commercialization Program, including clinical and regulatory progress, premarketing activities, clinical development (including utilization of preclinical and clinical grade test materials) and commercial launch of the Licensed Product. All such reports and data shall be in sufficient detail to enable Corixa to determine ZKC's compliance with its diligence obligations under
Section 8.1, and all such reports, data and information shall be subject to the confidentiality provisions of Section 12 of this Agreement. In addition, Corixa shall provide ZKC written reports during the course of the Development and Commercialization Program in a format to be agreed by Corixa and ZKC which shall contain clinical data related to the Licensed Product in the Field generated by Corixa outside of the Territory, and which shall be subject to the confidentiality provisions of Section 12 of this Agreement. The Development Steering Committee shall review the Development and Commercialization Program annually, implement any mutually agreeable modifications and make recommendations related to possible Development and Commercialization Program extensions and/or expansions to the respective senior management teams of each party. All actions by the Development Steering Committee shall require the approval by a majority of its members, provided, however, that approval of any and all actions shall require participation of a majority of all members of the Development Steering Committee and approval by majority shall require the affirmative vote of at least one member appointed by each of the parties.

        3.3 Commencing at the end of the Development Period, the Commercialization Steering Committee shall meet at least once every twelve (12) months at a mutually agreed location to review and discuss the commercialization progress and plans with respect to the Licensed Product in the Territory. In conjunction with the foregoing meetings, ZKC shall provide Corixa with annual written summary reports on the progress of commercialization, including activities and literature related to the marketing and the Commercial Launch of the Licensed Product in the Territory. All such information shall be subject to the confidentiality provisions of Section 12 of this Agreement. All actions by the Commercialization Steering Committee shall require the approval by a majority of its members, provided, however, that approval of any and all actions shall require participation of a majority of all members of the Commercialization Steering Committee and approval by majority shall require the affirmative vote of at least one member appointed by each of the parties.

4. LICENSE GRANTS; RIGHTS OF FIRST NEGOTIATION

        4.1 License.

               (a) Subject to the terms and conditions of this Agreement, including, without limitation, Section 5 hereof, Corixa hereby grants to ZKC an exclusive license, with the right to grant sublicenses in the Territory to practice under the Corixa Patents, the Joint Patents and Corixa Know-How, to use any trademarks under Corixa's sole control in the Territory with regard to the Licensed Product and to research, develop, use, have used, sell, offer for sale, have sold, keep and import the Licensed Product solely in the Licensed Field in the Territory. Corixa acknowledges that ZKC may, in its sole discretion, register its exclusive license rights under this Agreement with applicable governmental authorities in the Territory and Corixa agrees that, if requested by ZKC, it shall cooperate with ZKC to register such license rights. All costs, fees, and expenses associated with any such registration, whether incurred by ZKC or Corixa, shall be borne by [*].

               (b) Subject to the terms and conditions of this Agreement, ZKC hereby grants to Corixa during the term of this Agreement a non-exclusive, fully paid-up (with the exception of Corixa's obligation to reimburse certain of ZKC's patent expenses, as described in Section 11.1 in connection with ZKC Patents), royalty-free, worldwide license (except within the Territory), with the right to grant sublicenses worldwide (except within the Territory), to practice under the ZKC Patents, the Joint Patents and ZKC Know-How, to the extent that ZKC has the right to


--------
* Confidential treatment requested.

grant licenses thereunder on the terms and conditions of this Agreement.

               (c) If during the period commencing on the Effective Date and ending on the third anniversary of the Effective Date Corixa or ZKC believes that technology related to the subject matter hereof is controlled by a Third Party ("Additional Technology"), which technology may be valuable or necessary to the commercialization of the Licensed Product hereunder, Corixa or ZKC as appropriate shall present such Additional Technology, along with a written report with respect thereto, to the Development Steering Committee. The Development Steering Committee shall then determine whether licenses to, and/or acquisitions of, such Additional Technology should be made, the party that shall approach and negotiate with any Third Party(ies) and the terms of any agreement(s) with any Third Party(ies). All costs and expenses to be incurred in connection with obtaining such a license shall be subject to approval of the Development Steering Committee, irrespective of which party is selected to negotiate with such Third Party(ies). No such Third Party license and/or acquisition shall be effective with respect to ZKC or Corixa, as the case may be, unless and until ZKC or Corixa, as the case may be, specifically agrees in writing to abide by the applicable terms and conditions of any such license and/or acquisition, and to make such payments and/or royalties as are mutually agreed by the parties. Nothing set forth in this Section 4.1(c) shall limit the ability of either party to procure technology for their own account or for license to other parties, provided, however, that in the case of Additional Technology the parties shall first have completed the determination set forth above and determined that such Additional Technology shall not be acquired for the benefit of commercialization of the Licensed Product hereunder.

               (d) To the extent that ZKC does not have the right to grant licenses under any ZKC Patent or ZKC Know-How on the terms and conditions of this Agreement, ZKC shall use good faith efforts to take measures to grant such a license to Corixa at no additional cost to Corixa.

               (e) To the extent that Corixa does not have the right to grant licenses under any Corixa Patent or Corixa Know-How on the terms and conditions of this Agreement, Corixa shall use good faith efforts to take measures to grant such a license to ZKC at no additional cost to ZKC.

        4.2 Right of First Negotiation to Other Autoimmune Indications. In the event that Corixa from time to time during the period beginning on the Effective Date and ending on August 16, 2002, elects to undertake and completes, in Corixa's reasonable scientific judgment, initial preclinical efficacy research in animals regarding the Licensed Product related to any of the indications of rheumatoid arthritis, scleroderma, lupus, multiple sclerosis, diabetes and/or inflammatory bowel disease (in each case as defined in Exhibit D, the "Other Autoimmune Indication(s)"), subject in the case of scleroderma, lupus and inflammatory bowel disease to Corixa having exercised its option for a license in such Other Autoimmune Indication(s) from Stanford Rook, Ltd., ZKC shall have a first right of negotiation for an exclusive license to the Licensed Product in the Territory for any or all of such Other Autoimmune Indication(s) solely in accordance with the process described in this Section 4.2. In connection with each of the Other Autoimmune Indications for which Corixa completes such preclinical efficacy research in animals regarding the Licensed Product, Corixa shall notify ZKC promptly after it finishes its first series of preclinical efficacy experiments in animals related to such Other Autoimmune

Indication and shall provide ZKC with a summary of relevant data available to Corixa with respect to such Other Autoimmune Indication. ZKC shall have one opportunity to exercise its right of first negotiation in connection with such Other Autoimmune Indication by providing Corixa an executed letter of intent to enter into good faith negotiations for a license regarding the Licensed Product related to such Other Autoimmune Indication within thirty (30) days of receipt of such notice from Corixa. Thereafter, Corixa and ZKC shall have thirty (30) days from Corixa's receipt of such letter of intent to negotiate and enter into an agreement covering a license for such Other Autoimmune Indication. The terms of any such license shall be negotiated in good faith for each parties' mutual benefit, and shall reflect the fair market value with respect to such Other Autoimmune Indication, taking into account factors such as market size, margins, cost of manufacture and price comparables. In the event ZKC does not provide such executed letter of intent within such thirty (30) day period, Corixa shall be free to seek a Third Party partner in the Territory for the Other Autoimmune Indication, provided, however, any agreement between Corixa and a Third Party partner in the Territory for an Other Autoimmune Indication shall require that the product licensed thereunder (i) be marketed and sold using a brand name different from, and which may not reasonably be confused with, the brand name under which the Licensed Product is then marketed and sold by ZKC in the Territory and (ii) have specifications which are not identical to the specifications set forth in Exhibit B.

5. PAYMENTS.

        ZKC shall make the following payments to Corixa under this Agreement in U.S. Dollars by wire transfer of immediately available funds:

                      (This space intentionally left blank)

        5.1 Research and Development Funding. Research and development funding payments in the following amounts on the dates set forth below:

                                                              PAYMENT
                           PAYMENT DATE                     AMOUNT (US$)
               --------------------------------------     --------------
               September 16, 1999                              187,500
               November 16, 1999                               187,500
               February 16, 2000                               187,500
               May 16, 2000                                    187,500
               August 16, 2000                                 750,000
               November 16, 2000                               750,000
               February 16, 2001                               750,000
               May 16, 2001                                    750,000
               August 16, 2001                                 500,000
               November 16, 2001                               500,000
               February 16, 2002                               500,000
               May 16, 2002                                    500,000

        The payment amounts set forth above shall be guaranteed, non-refundable and non-creditable and shall be paid directly to Corixa, provided, however, (1) in the event that Corixa has not delivered to ZKC the data analysis of Corixa's US Phase II clinical trial of Licensed Product in the Licensed Field on or before August 2, 2000, ZKC's obligation to make the payment due under Section
5.1 on August 16, 2000 shall be delayed until two (2) weeks after ZKC's receipt of such data analysis (2) in the event ZKC elects to terminate this Agreement pursuant to Section 18.3 hereof, ZKC shall pay Corixa any and all amounts payable and still outstanding under this Section 5.1 as of the date of such termination, provided, however, that in the event such termination occurs after August 16, 2000 due to Corixa's delay in providing ZKC with the data analysis of Corixa's US Phase II clinical trial of Licensed Product in the Licensed Field, ZKC shall have no obligation to make any of the payments that were otherwise due under Section 5.1 on and after August 16, 2000 and (3) if ZKC shall elect to terminate this Agreement pursuant to Section 18.4 hereof, ZKC shall (i) in the event such termination occurs pursuant to Section 18.4(i), immediately pay Corixa $[*], less the amount ZKC has paid to Corixa under this Section 5.1 from August 16, 2000 up until that date and (ii) in the event such termination occurs pursuant to Section 18.4(ii), immediately pay Corixa $[*], less the amount ZKC has paid to Corixa under this Section 5.1 from August 16, 2001 up until that date. In any of the aforementioned instances, ZKC shall not be required to pay any amount that is due on a date

--------
* Confidential treatment requested.

after the termination notice is dispatched under this Section 5.1.

        5.2 License Fees.

        (a) On September 16, 1999, ZKC shall pay to Corixa a licensing fee of US$[*].

        (b) Beginning on January 31, 2003, and on each January 31 and July 31 thereafter during the term of this Agreement until Commercial Launch of the Licensed Product in the Territory, ZKC shall pay Corixa a license maintenance fee equal to US$[*]. Subsequent to Commercial Launch of the Licensed Product in the Territory, ZKC shall pay Corixa a minimum royalty equal to US$[*] on each January 31 and July 31 thereafter, provided, however, that Corixa shall, during the calendar year of Commercial Launch of the Licensed Product in the Territory (even if such Commercial Launch takes place in the middle of such calendar year) and for each calendar year thereafter, credit amounts paid under this Section 5.2(b) following Commercial Launch, on a non-cumulative basis, against royalties due Corixa pursuant to Section 6.1. For purposes of clarification, in the event Commercial Launch occurs during the six (6) month period following a payment made hereunder, the portion of that payment that represents the pro rata portion of such six (6) month period that follows Commercial Launch shall be creditable on a non-cumulative basis, against royalties due Corixa pursuant to Section 6.1

        5.3 Milestone Payments. In addition to the amounts payable pursuant to Sections 5.1 and 5.2 above, ZKC also agrees to pay Corixa the following milestone payments, to be made via wire transfer of immediately available funds, within thirty (30) days following (i) in the event such milestone is achieved outside of the Territory, ZKC's receipt of a written notice as well as documentary evidence of achievement of each of the following milestones and (ii) in the event such milestone is achieved in the Territory, achievement of such milestone:

                    DEVELOPMENT MILESTONES                         PAYMENT (US$)
    --------------------------------------------------------      --------------
    (i)    [*] the Licensed Product in the Licensed Field               [*]
           [*].
    (ii)   [*] for the Licensed Product in the Licensed                 [*]
           Field.
    (iii)  [*] for the Licensed Product in the Licensed                 [*]
           Field.
    (iv)   [*] for the Licensed Product in the Licensed                 [*]
           Field.
    (v)    [*] the Licensed Product in the Licensed Field.              [*]
    (vi)   [*] the Licensed Product in the Licensed Field.              [*]

--------
* Confidential treatment requested.

                 COMMERCIALIZATION MILESTONES                      PAYMENT (US$)
    --------------------------------------------------------      --------------
    (i)    [*] Licensed Product in the Licensed Field [*].              [*]
    (ii)   [*] Licensed Product in the Licensed Field [*].              [*]
    (iii)  [*] Licensed Product in the Licensed Field [*].              [*]

6. LICENSE AND ROYALTY PAYMENTS.

        6.1 Royalties for Licensed Product.

               Royalties on annual Net Sales of Licensed Product in the Territory shall be paid to Corixa by ZKC as follows:

                 ANNUAL NET SALES OF LICENSED
                  PRODUCT IN THE TERRITORY                              ROYALTY
              ------------------------------------------               -----------
              < US$[*] million                                            [*]%
              -
              > US$[*] million < US$[*] million                           [*]%
                               -
              > US$[*] million < US$[*] million                           [*]%
                               -
              > US$[*] million                                            [*]%

               The royalty rates under Section 6.1 are incremental with respect to the annual Net Sales of the Licensed Product sold in the Territory. For example, by way of illustration, if annual Net Sales of Licensed Product in the Territory is $35,000,000, ZKC will owe Corixa $[*], which is equal to: $[*] multiplied by [*] plus $[*] multiplied by [*] plus $[*] multiplied by [*].

        6.2 Royalty Term. Subject to Section 6.5 of this Agreement, Royalties shall be earned and paid to Corixa until the earlier to occur of (i) the date the last Valid Claim under the patents with regard to the Corixa Patents and the Joint Patents in connection with use in the Licensed Field in the Territory expires and (ii) the date of expiration or earlier termination of this Agreement. No royalties shall be payable on sales of the Licensed Product between ZKC and any Affiliate of ZKC or between ZKC and any sublicensee of ZKC, provided that such Affiliate or sub-licensee, as the case may be, is not an end user of the Licensed Product.

        6.3 Currency. All amounts payable to Corixa under this Agreement shall be payable in United States Dollars by wire transfer of immediately available funds to a bank account designated by Corixa in accordance with Section 7.1. Net Sales during a month shall be translated on a monthly basis from Japanese Yen to U.S. Dollars by using an average rate of exchange of such month. This average shall be computed using the closing Telegraphic Transfer Selling (TTS) Rate of exchange quoted by the Tokyo-Mitsubishi Bank in Tokyo as of the end of such month plus the rate as of the end of the prior month and dividing by two (2).

        6.4 Currency Transfer Restrictions. If payment or transfer of funds out of the Territory shall be prohibited by law or regulation, the parties hereto shall confer regarding the terms and conditions on which the Licensed Product shall be sold in the Territory, including the

--------
* Confidential treatment requested.

possibility of payment of royalties to Corixa in local currency to a bank account in the Territory or the renegotiation of royalties for such sales, and in the absence of any other agreement by the parties, such funds payable to Corixa shall be deposited in whatever currency is allowable by ZKC in an accredited bank in that country that is acceptable to Corixa.

        6.5 Royalty Payments Upon Termination. Notwithstanding anything contained herein to the contrary, if this Agreement is terminated in accordance with Section 18, ZKC shall pay to Corixa all amounts payable pursuant to this
Section 6 prior to the date on which such termination shall become effective, and shall also pay Corixa royalty amounts earned thereafter as a result of sales of residual inventory of the Licensed Product.

        6.6 Withholding Tax. All payments made by ZKC under this Agreement shall be made to Corixa with the deduction of withholding tax (if any) imposed upon such payment. If requested by Corixa, ZKC shall cooperate with Corixa regarding the characterization of payments so that it may take advantage of any and all benefits under any Japan-US Tax Treaty and any filing fees or other governmental fees shall be at the cost and expense of Corixa.

7. REPORTS, PAYMENTS AND ACCOUNTING.

        7.1 Payments and Reports.


               (a) ZKC agrees to make written reports (in a format, if any, reasonably specified by Corixa), and the payments set forth in Section 6 to Corixa within forty-five (45) days after the close of each calendar quarter during the term of this Agreement. These reports shall show for such calendar quarter sales by ZKC, its Affiliates and sublicensees of Licensed Product, details of the gross invoices from sales, trade discounts allowed and taken, Net Sales and the royalties due to Corixa pursuant to Section 6. Concurrently with the making of each such report, ZKC shall make payment to Corixa of (i) amounts payable under Section 6 for the period covered by such report and (ii) all other amounts accrued under this Agreement which have not been previously reimbursed as required, unless otherwise provided hereunder. All payments due to Corixa by ZKC under this Agreement that are subject to withholding tax under the laws of Japan shall, in accordance with Section 6.6, be made net of Japanese withholding tax.

               (b) Corixa agrees to submit a detailed statement of account to ZKC within thirty (30) days after the close of each calendar quarter for any costs or expenses incurred during such calendar quarter related to patents and other expenses agreed to be paid or reimbursed by ZKC. The costs and expenses of patent filings shall be as set forth in Section 11.

        7.2 Termination Report. ZKC also agrees to make a written report (in a format, if any, reasonably specified by Corixa) within ninety (90) days after the date on which ZKC, its Affiliates or sublicensees sell the last Licensed Product stating in such report the same information required for quarterly reports provided under Section 7.1 hereof.

        7.3 Accounting. ZKC agrees to keep clear, accurate and complete records, all in a format, if any, reasonably specified by Corixa, for a period of at least three (3) years (or such longer period as may correspond to ZKC's internal records retention policy) for each reporting period in which sales of Licensed Product occur showing the manufacturing, if any, sales, use and other disposition thereof in sufficient detail to determine amounts payable pursuant to

Section 6 hereof. ZKC further agrees to permit its books and records to be examined from time to time (but not more than once a year) by an independent accounting firm selected and paid by Corixa and reasonably satisfactory to ZKC. Such examination shall occur only on reasonable notice during regular business hours during the term of this Agreement and for three (3) years thereafter, provided, however, that such examination shall not (i) be of records for more than the prior three (3) years, (ii) take place more often than once a year and
(iii) cover any records which date prior to the date of the last examination, and provided further that such accountants shall report to Corixa only as to the accuracy of the royalty statements and payments. Copies of such reports shall be supplied to ZKC. In the event the report demonstrates that ZKC has underpaid Corixa, ZKC shall pay the amount of such underpayment immediately upon request of Corixa and to the extent such underpayment is more than five percent (5%) of the royalty payments otherwise due for the audited period, ZKC shall reimburse Corixa for the expense of the audit.

        7.4 Confidentiality of Reports. Each party agrees that the information set forth in (i) the reports required by Sections 7.1 and 7.2 and (ii) the records subject to examination under Section 7.3, shall be subject to Section 12 hereof and maintained in confidence by the receiving party and any independent accounting firm selected by such party, shall not be used by such party or such accounting firm for any purpose other than verification of the performance by the other party of its obligations hereunder, and shall not be disclosed by the receiving party or such accounting firm to any other person except for purposes of enforcing this Agreement.

8. COMMERCIAL DEVELOPMENT.

        8.1 Diligence by ZKC. ZKC will use efforts equivalent to a ZKC priority development program, and will use at least the same level of diligence as ZKC currently uses or in the past has used with respect to its own commercially successful products on which ZKC places or has placed a priority, such that if after discussions with the Japanese Ministry of Health it shall be determined that (i) ZKC shall be required to file an IND and perform one or more clinical trials with respect to the Licensed Product, then such IND shall be filed by the later of (a) completion of Corixa's U.S. Phase II clinical trial with respect to the Licensed Product and (b) December 31, 2001 or (ii) ZKC shall be required to conduct a bridging study only with respect to the Licensed Product, then such bridging study shall commence by the later of (a) the date that is three months following completion of Corixa's US Phase III clinical trial with respect to the Licensed Product and (b) June 30, 2002. ZKC shall also use its commercially reasonable efforts consistent with industry standards in the Territory to prevent the use of Licensed Product outside of the Licensed Field.

        8.2 Diligence by Corixa. Corixa undertakes to use commercial best efforts to materially perform its obligations under the Development and Commercialization Program, and will use at least the same level of diligence as Corixa currently uses or in the past has used with respect to its own commercially successful products on which Corixa has placed a priority.

9. SUPPLY; DISTRIBUTION OF SAMPLE PRODUCT.

        9.1 Corixa shall provide ZKC with Licensed Product pursuant to the terms and conditions of a Supply Agreement in the form attached hereto as Exhibit E (the "Supply Agreement") and in compliance with all applicable foreign, federal, state or local laws and regulations. ZKC shall use all materials provided to ZKC by Corixa hereunder or under the Supply Agreement in compliance with all applicable foreign, federal, state or local laws and regulations.

        9.2 ZKC may only transfer Licensed Product to a Third Party in the Territory without consideration subject to the approval of the Development Steering Committee or the Commercialization Steering Committee, as applicable, and according to the following.

        (a) Prior to Commercial Launch, ZKC may request that Corixa transfer reasonable amounts of Licensed Product to academic researchers in connection with the performance of the Development and Commercialization Program. In the event that the Development Steering Committee determines that such transfer is in the best interests of the performance of the Development and Commercialization Program, the parties shall negotiate a materials transfer with such academic researcher as follows. ZKC shall present such academic researcher with Corixa's standard form of Special Biological Materials Transfer Agreement for execution by such academic researcher. In the event that such academic researcher requests any modifications to Corixa's standard form of Special Biological Materials Transfer Agreement, ZKC shall communicate such requested modifications to Corixa. ZKC shall thereafter facilitate any further negotiations between Corixa and such academic researcher related to the execution by Corixa and such academic researcher of the Special Biological Materials Transfer Agreement. Corixa shall cooperate with ZKC in good faith the effect the collaborations contemplated by this Section 9.2(a); provided, however, that Corixa shall have the sole discretion in determining whether to agree to any particular modifications to the Special Biological Materials Transfer Agreement.

        (b) Prior to Commercial Launch, ZKC may transfer Licensed Product for use in clinical trials in the Licensed Field in the Territory only in reasonable amounts.

        (c) Following final regulatory approval of commercial sales in the Territory, ZKC may transfer reasonable amounts of Licensed Product for the sole purpose of promoting the commercial sale of Licensed Product for use in the Licensed Field in the Territory

10. INVENTIONS.

        Inventions, discoveries and technology(ies) related to the Licensed Product that arise from the performance of the Development and Commercialization Program and that are made by Corixa solely or jointly other than with an employee or agent of ZKC shall be owned by Corixa. Inventions, discoveries and technology(ies) which are made jointly by employees or agents of Corixa and ZKC during the term of this Agreement shall be jointly owned by Corixa and ZKC and treated as joint inventions (collectively, "Joint Inventions"). Inventions, discoveries and technology(ies) which arise from the performance of the Development and Commercialization Program and that are made by an employee or agent of ZKC during the term hereof, solely or jointly other than with an employee or agent of Corixa, shall be owned by ZKC (collectively, "ZKC Inventions"). Except as otherwise set forth in this Agreement, ZKC and Corixa shall retain their respective unrestricted rights to make, have made, use and sell all such inventions and discoveries that are owned by them.

11. PATENTS; PROSECUTION AND LITIGATION.

        11.1 Corixa shall have the right and the obligation to prosecute and maintain all Corixa Patents and Joint Patents as provided in this Section 11 and shall do so in a timely manner. Corixa shall disclose in writing at least once per year to ZKC the complete texts of all Corixa Patents and Joint Patents as well as all information received concerning the institution or possible institution of any interference, opposition, re-examination, reissue, revocation, nullification or any official proceeding involving any patent licensed herein. Corixa agrees to keep ZKC promptly and fully informed of the course of patent prosecution or other proceedings including by providing ZKC with copies of substantive communications, search reports and Third Party observations submitted to or received from patent offices. ZKC shall have the right to review all such pending applications, patents, substantive communications and other proceedings and make recommendations to Corixa concerning them and their conduct in the Territory. ZKC shall hold all information disclosed to it under this Section 11 as confidential information under Section 12. ZKC shall reimburse Corixa for all prior reasonable and documented costs for the filing, prosecution and maintenance of the Corixa Patents and Joint Patents in the Licensed Field in the Territory that contain claim(s) directed to the Licensed Product in the Licensed Field and reasonable and documented costs for the filing, prosecution and maintenance of the Corixa Patents and Joint Patents in the Licensed Field incurred by Corixa during the term of this Agreement in the Territory that contain claim(s) directed to the Licensed Product in the Licensed Field. The amount payable by ZKC on the Effective Date for such prior costs shall be $12,982. All expenses to be paid or reimbursed by ZKC pursuant to this Section shall be obligations that are separate and apart from other payment obligations described in this Agreement and shall be invoiced and paid separately. In the event Corixa sublicenses its rights under Section 4.1(b) to one or more Third Party(ies), Corixa shall reimburse [*] of all reasonable and documented costs incurred prior to the effective date of such sublicense agreement for the filing, prosecution and maintenance solely in the territory that is the subject of such sublicense(s) of the ZKC Patents in the Licensed Field that contain claim(s) directed to the Licensed Product in the Licensed Field and reasonable and documented costs for the filing, prosecution and maintenance solely in the territory that is the subject of such sublicense(s)of the ZKC Patents in the Licensed Field incurred after the effective date of such sublicense agreement and during the term of this Agreement that contain claim(s) directed to the Licensed Product in the Licensed Field. In addition, in the event Corixa directly markets Licensed Product in the Licensed Field, Corixa shall reimburse [*] of all reasonable and documented costs incurred prior to Corixa's commercial launch of Licensed Product in the Licensed Field for the filing, prosecution and maintenance solely in the territory in which Corixa is directly marketing Licensed Product in the Licensed Field of the ZKC Patents in the Licensed Field that contain claim(s) directed to the Licensed Product in the Licensed Field and reasonable and documented costs for the filing, prosecution and maintenance solely in the territory that is the subject of such sublicense(s) of the ZKC Patents in the Licensed Field incurred after Corixa's commercial launch of Licensed Product in the Licensed Field and during the term of this Agreement that contain claim(s) directed to the Licensed Product in the Licensed Field.

        11.2 In the event Corixa finally abandons any patent or any part of a patent (including Corixa Patents) covered by this Agreement, it shall notify ZKC and ZKC shall have the right at


--------
* Confidential treatment requested.

its own expense to assume all rights to any such patent or part thereof in the Territory, provided, however, ZKC's rights under this Section 11.2 shall in all respects be subject to the rights of Corixa's Third Party licensor(s) of such abandoned patent or part of a patent.

        11.3 In the event of the initiation of any suit by a Third Party against Corixa Corporation, Zenyaku Kogyo Co., Ltd. or any Affiliate of either for patent infringement with respect to Corixa Patents, Joint Patents or ZKC Patents in the License Field and involving the manufacture, use, sale, distribution or marketing of the Licensed Product in the License Field in the Territory, the party sued shall promptly notify the other party in writing. Corixa and/or, at Corixa's sole discretion, Corixa's Third Party licensor with respect to the Corixa Patents, or ZKC with respect to the ZKC Patents, that are the subject of such suit, shall have the obligation to defend such suit at its own expense. ZKC shall assist and cooperate with Corixa or such Third Party licensor, and Corixa or such Third Party licensor, as applicable, shall assist and cooperate with ZKC, as applicable, in any such litigation at Corixa's and/or such Third Party licensor's, or ZKC's request and expense, as applicable. Neither Corixa nor such Third Party licensor may enter into any settlement with respect to such suit without ZKC's written consent, which consent shall not be unreasonably withheld or delayed, and ZKC shall not enter into any settlement with respect to such suit without Corixa's and/or the Third Party licensor's consent, which consent shall not be unreasonably withheld.

        11.4 (a) In the event that Corixa or ZKC becomes aware of actual or threatened infringement of a patent covered by this Agreement with respect to the Licensed Product in the Licensed Field in the Territory, that party shall promptly notify the other party in writing. In connection with any such actual or threatened infringement in the Territory, Corixa and/or, at Corixa's sole discretion, Corixa's Third Party licensor with respect to the Corixa Patents or the Joint Patents, or ZKC with respect to the ZKC Patents, that are the subject of such actual or threatened infringement shall have the first right but not the obligation to bring an infringement action against any alleged infringer at its sole cost and expense. The party conducting such action shall have full control over its conduct, provided that it may not enter into any settlement related to infringement in the Territory without ZKC's written consent which consent shall not be unreasonably withheld or delayed. ZKC shall assist and cooperate with Corixa or such Third Party licensor, as applicable, in any such action at Corixa's and/or such Third Party licensor's request and expense. In the event that ZKC and/or, at ZKC's sole discretion, ZKC's Third Party licensor with respect to the ZKC Patents that are the subject of such actual or threatened infringement bring an infringement action against any alleged infringer, Corixa shall assist and cooperate with ZKC or such Third Party licensor, as applicable, in any such action at ZKC's and/or such Third Party licensor's request and expense. The party conducting such action shall have full control over its conduct, provided that it may not enter into any settlement related to infringement in the Territory without Corixa's prior written consent, which consent shall not be unreasonably withheld or delayed.

        (b) In the event that Corixa or ZKC becomes aware of actual or threatened infringement of a patent covered by this Agreement with respect to the Licensed Product in the Licensed Field outside the Territory, that party shall promptly notify the other party in writing. In connection with any such actual or threatened infringement outside the Territory, ZKC and/or, at ZKC's sole discretion, ZKC's Third Party licensor with respect to the ZKC Patents, that are the subject of such actual or threatened infringement shall have the first right but not the obligation to bring an infringement action against any alleged infringer at its sole cost and expense. The party conducting such action shall have full control over its conduct, provided that it may not enter into any settlement related to infringement in the Territory without Corixa's written consent which consent shall not be unreasonably withheld or delayed. Corixa shall assist and cooperate with ZKC or such Third Party licensor, as applicable, in any such action at ZKC's and/or such Third Party licensor's request and expense. Notwithstanding the foregoing, in the event such actual or threatened infringement of any ZKC Patent(s) is in the territory of a sublicense under such ZKC Patent(s) granted by Corixa to a sublicensee hereunder, such sublicensee shall have the right but not the obligation to bring an infringement action against the alleged infringer at its sole cost and expense. Such sublicensee shall have full control over conduct of such action, provided that it may not enter into any settlement related to such infringement without ZKC's written consent, which consent shall not be unreasonably withheld or delayed. ZKC shall assist and cooperate with such sublicensee, in any such action at such sublicensee's request and expense.

        11.5 Any recovery by Corixa and/or, at Corixa's sole discretion, Corixa's Third Party licensor with respect to the Corixa Patents or the Joint Patents that are the subject of an action pursuant to Section 11.3 or Section 11.4, in an amount in excess of expenses and related to an action involving activities in the Territory shall be retained by Corixa, provided, however, that in the event ZKC contributes [*] of such expenses, any such excess recovery shall be shared between ZKC and Corixa, with ZKC receiving [*] and Corixa receiving [*] of such excess, and provided further that any recovery by ZKC with respect to the ZKC Patents that are the subject of an action pursuant to Section
11.3 or Section 11.4, in an amount in excess of expenses and related to an action involving activities in the Territory shall be retained by ZKC, provided, however, that in the event Corixa and/or the Third Party licensor contributes [*] of such expenses, any such excess recovery shall be shared between Corixa, and ZKC with Corixa and/or the Third Party licensor receiving an aggregate of [*] and ZKC receiving [*] of such excess.

        11.6 The parties shall keep one another informed of the status of their respective activities regarding any litigation or settlement thereof concerning the Licensed Product.

        11.7 TO THE EXTENT PERMITTED BY APPLICABLE LAW, CORIXA MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OTHER THAN THOSE EXPRESSLY SET FORTH IN SECTION 17 BELOW, WITH RESPECT TO THE CORIXA PATENTS, THE JOINT PATENTS OR CORIXA KNOW-HOW AND THE LICENSED PRODUCT RELATED THERETO, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF NONINFRINGEMENT, PATENTABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        11.8 ZKC MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OTHER THAN THOSE EXPRESSLY SET FORTH IN SECTION 17 BELOW.

12. CONFIDENTIALITY; PUBLICITY; PUBLICATIONS.

        12.1 Disclosure of Inventions. During the term of this Agreement, Corixa shall promptly disclose, and shall use good faith efforts to cause any Third Party(ies) that are Corixa's


--------
* Confidential treatment requested.

partner(s) for the development and commercialization of Licensed Product in the Licensed Field (the "Third Party Partner(s)") to promptly disclose, to ZKC and/or supply ZKC in a timely fashion with all documented Corixa Know-How, all Corixa Patents and all relevant patent applications filed and/or controlled by Corixa or the Third Party Partner(s) and all inventions controlled by Corixa or the Third Party Partner(s) related to the Licensed Product in the Licensed Field arising from the performance of the Development and Commercialization Program. During the term of this Agreement, ZKC shall promptly disclose to Corixa and/or supply Corixa in a timely fashion with all documented know-how owned or controlled by ZKC related to the Licensed Product in the Licensed Field, all ZKC Patents and all relevant patent applications filed and/or controlled by ZKC in the Territory, and all inventions controlled by ZKC related to the Licensed Product in the Licensed Field arising from the performance of Development and Commercialization Program. In addition, each party shall provide the other party with all information that is reasonably necessary or useful for achieving the goals of the Development and Commercialization Program. All such reports shall comply with all applicable requirements of appropriate regulatory agencies in any country which is or is anticipated to be a significant market for such Licensed Product.

        12.2 Adverse Drug Events. The parties recognize that each may be required to submit information and file reports to various governmental agencies on compounds under clinical investigation, compounds proposed for marketing, or marketed drugs. In this regard, information must be submitted at the time of initial filing for investigational use in humans and at the time of a request for market approval of a new drug. In addition, supplemental information must be provided on compounds at periodic intervals and adverse drug experiences must be reported at more frequent intervals depending on the severity of the experience. Consequently, each party agrees to:

        (a) provide to the other party for initial and/or periodic submission to government agencies significant information on the Licensed Product from preclinical laboratory, animal toxicology and pharmacology studies, as well as adverse drug experience reports from clinical trials and commercial experiences with the Licensed Product;

        (b) in connection with investigational use of the Licensed Product, report to the other party within five (5) business days of the initial receipt of a report of any unexpected Grade 3 or 4 adverse event or serious adverse event with the Licensed Product or concurrently with the reporting of such experience to a regulatory agency, if sooner than five (5) business days, or sooner if required for any party to comply with regulatory requirements; and

        (c) in connection with commercial use of the Licensed Product, report to the other party within five (5) business days of the initial receipt of a report of any adverse experience with the Licensed Product that is serious and unexpected or sooner if required for any party to comply with regulatory requirements. Serious adverse experiences mean any experience that suggests a significant hazard, contraindication side-effect or precaution, or any experience that is fatal or life-threatening, is permanently disabling, requires or prolongs inpatient hospitalization, or is a congenital anomaly, cancer or overdose. An unexpected adverse experience is one not identified in nature, specificity, severity or frequency in the current investigator brochure or the United States labeling for the Licensed Product. Each party also agrees that if it contracts with a third party for research to be performed by such third party on the Licensed Product, that party agrees to require such third party to report to the contracting party the information set forth in subparagraphs (a), (b) and (c) above, and such contracting party shall provide this information to the other party.

        12.3 Confidential Information. During the term of this Agreement and for five (5) years thereafter, irrespective of any termination earlier than the expiration of the term of this Agreement, Corixa and ZKC shall not use or reveal or disclose to any Third Party any proprietary or confidential information received from the other party or otherwise developed by either party in the performance of activities in furtherance of this Agreement that by its nature or content, or the context of disclosure, might reasonably be expected to be confidential ("Confidential Information"), without first obtaining the written consent of the disclosing party, except as may be otherwise provided herein, or as may be required for purposes of investigating, developing, manufacturing, selling or marketing the Licensed Product or for securing essential or desirable authorizations, privileges or rights from governmental agencies, or is required to be disclosed to a governmental agency, or is necessary to file or prosecute patent applications concerning the Licensed Product or to carry out any litigation concerning the Licensed Product or is otherwise required by applicable law and/or regulations. This confidentiality obligation shall not apply to such Confidential Information which is or becomes a matter of public knowledge, or is already in the possession of the receiving party, or is disclosed to the receiving party by a Third Party having the right to do so, or is subsequently and independently developed by employees of the receiving party or Affiliates thereof who had no knowledge of the confidential information disclosed. The parties shall take reasonable measures to assure that no unauthorized use or disclosure is made by others to whom access to such information is granted.

        12.4 Permitted Disclosures. Nothing herein shall be construed as preventing ZKC from disclosing any information received from Corixa to any ZKC Affiliate, or sublicensee or distributor of ZKC, provided such Affiliate is bound by similar confidentiality obligations and such sublicensee or distributor has undertaken in writing a similar obligation of confidentiality with respect to the confidential information, with Corixa stated as a third-party beneficiary thereof. In addition, notwithstanding anything herein to the contrary, Corixa shall have the right to disclose all confidential information related to the Development and Commercialization Program, the Corixa Patents and the Joint Patents to Corixa's additional partners for the development and commercialization of Licensed Product in the Licensed Field outside of the Territory.

        12.5 Bankruptcy Procedures. All confidential information disclosed by one party to the other shall remain the intellectual property of the disclosing party. In the event that a court or other legal or administrative tribunal, directly or through an appointed master, trustee or receiver, assumes partial or complete control over the assets of a party to this Agreement based on the insolvency or bankruptcy of or any other similar insolvency event with respect to such party, the bankrupt or insolvent party shall promptly notify the court or other tribunal (i) that confidential information received from the other party under this Agreement remains the property of the other party and (ii) of the confidentiality obligations under this Agreement. In addition, the bankrupt or insolvent party shall, to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality of the other party's confidential information and to insure that the court, other tribunal or appointee maintains such information in confidence in accordance with the terms of this Agreement.

        12.6 Publicity.

        (a) The parties to this Agreement may disclose the nature and general terms of the Agreement in a press release following signature after due consultation with the other party. The wording of any press release must be agreed by both parties in advance of its release; provided that such agreement is not unreasonably withheld by either party. Notwithstanding the foregoing, each party shall have the right to issue press releases immediately and without prior consent of the other that disclose any information required by the rules and regulations of the Securities and Exchange Commission or similar federal, state or foreign authorities, as determined in good faith by the disclosing party.

        (b) Neither party shall publish or provide public disclosure of information or inventions arising from the performance of the Development and Commercialization Program (a "Dissemination") without at least sixty (60) days prior written notice of such planned publication or disclosure sent to the other party. In the event any such Dissemination is determined by the other party to be detrimental to its intellectual property position, the disseminating party shall delay such publication for a period sufficient, but in no event greater than an additional sixty (60) days, to allow the other party to take the steps necessary to protect such intellectual property, including the filing of any patent applications and/or deletion of the other party's confidential information. Notwithstanding the foregoing, Corixa shall have the right to disclose information immediately and without prior consent of ZKC if such disclosure is required by the rules and regulations of the Securities and Exchange Commission or similar federal or state authority, as determined in good faith by Corixa, and ZKC shall have the right to disclose information immediately and without prior consent of Corixa if such disclosure is required by the rules and regulations of regulatory authorities in Japan, as determined in good faith by ZKC.

13. GOVERNING LAW; ARBITRATION.

        This Agreement shall be governed by the laws of the State of Washington, without regard to conflicts of law principles. Prior to engaging in any formal dispute resolution with respect to any dispute, controversy or claim arising out of or in relation to this Agreement or the breach, termination or invalidity thereof (each, a "Dispute"), the most senior executive officer having the right to represent the respective parties shall attempt for a period of not less than sixty (60) days to resolve such Dispute. Any Dispute that cannot be settled amicably by agreement of the parties pursuant to the preceding sentence, shall be finally settled by arbitration in accordance with the arbitration rules of the American Arbitration Association ("AAA"), then in force, by one or more arbitrators appointed in accordance with said rules, provided that the appointed arbitrators shall have appropriate experience in the biopharmaceutical industry. The language of the arbitration shall be in English, and the place of arbitration shall be Seattle, Washington, USA if arbitration is initiated by ZKC and Tokyo, Japan if initiated by Corixa. The award rendered shall be final and binding upon both parties. The judgment rendered by the arbitrator(s) shall include costs of arbitration, reasonable attorneys' fees and reasonable costs for any expert and other witnesses. The arbitrators in such proceeding may expressly consider the amounts paid or payable pursuant to this Agreement in considering any claim of damages. Nothing in this Agreement shall be deemed as preventing either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of the dispute as necessary to protect either party's name, proprietary information, trade secrets, know-how or any other proprietary rights. Judgment upon the award may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and/or an order of enforcement as the case may be.

14. MISCELLANEOUS.

        14.1 Trademarks. Corixa shall be responsible for the selection, registration and maintenance of all trademarks which are employed in connection with the Licensed Product in the Territory and Corixa shall own and/or control any such trademarks and shall use commercially reasonable efforts to ensure that such trademarks and use thereof by ZKC in the Territory does not infringe any rights of Third Parties, provided that prior to selection of such trademarks, Corixa shall provide ZKC an opportunity to review and comment on any such trademark together with the results of Corixa's non-infringement searches and analysis related to such trademark and Corixa shall, in good faith and a commercially reasonable manner, take ZKC's comments into consideration in Corixa's selection of such trademarks.

        14.2 Force Majeure. If the performance of any part of this Agreement by either party, or of any obligation under this Agreement, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the party liable to perform, unless conclusive evidence to the contrary is provided, the party so affected shall, upon giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected party shall use its reasonable best efforts to avoid or remove such causes of nonperformance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

        14.3 Severability.

               (a) In the event any portion of this Agreement shall be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect.

               (b) If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law.

        14.4 Entire Agreement. This Agreement and all Exhibits hereto, entered into as of the date first written above, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all previous writings and understandings except that the Confidential Information and Non Disclosure Agreement dated as of January 18, 1998, as amended December 18, 1998, shall remain in full force and effect. No terms or provisions of this Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of either of the parties, except that the parties may mutually amend this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement.

15. NOTICES.

        15.1 Any notice required or permitted under this Agreement shall be deemed given if delivered (i) personally, (ii) by facsimile transmission (receipt verified), (iii) by registered or certified mail (return receipt requested), postage prepaid, or (iv) sent by express courier service (receipt verified), to the following addresses of the parties:

               IF TO CORIXA:
               Corixa Corporation
               1124 Columbia Street, Suite 200
               Seattle, WA  98104-2040
               Attention: Chief Operating Officer
               with a copy to Director of Legal Affairs
               Telephone: (206) 754-5711
               Facsimile: (206) 754-5994

               WITH A COPY TO:
               Venture Law Group
               4750 Carillon Point
               Kirkland, Washington 98033
               Attention: William W. Ericson
               Telephone: (425) 739-8700
               Facsimile: (425) 739-8750

               IF TO ZKC:
               Zenyaku Kogyo Co., Ltd.
               6-15 Otsuka, 5-Chome
               Bunkyo-Ku, Tokyo 112-8650 Japan
               Attention: Product Development Department
               Telephone: 813-3946-1113
               Facsimile:  813-3947-0520

        15.2 Any notice required or permitted to be given pursuant to this Agreement shall be effective upon receipt by Corixa or ZKC, as the case may be.

16. ASSIGNMENT.

        Neither this Agreement nor any interest hereunder shall be assignable by either party without the written consent of the other, provided, however, that either party may assign this Agreement and all patents related to this Agreement to any of such party's Affiliates or to any corporation or other entity with which such party may merge or consolidate, and/or to any corporation or other entity to which such party may transfer all or substantially all of such party's assets, without obtaining the consent of other party. Transfer in contravention of this Section 16 shall be considered a material breach of this Agreement pursuant to Section 18.5 below. Subject to other provisions of this Section 16, all rights and obligations under this Agreement and the licenses herein granted shall be binding upon and inure to the benefit of the successors in interest of the respective parties. Any assignment in violation of the foregoing shall be null and void.

17. WARRANTIES, REPRESENTATIONS AND COVENANTS.

        17.1 Each party warrants that it has the right to enter into this Agreement, and that this Agreement is a legal and valid obligation binding upon such party and enforceable in accordance with its terms.

        17.2 Based on its commercially reasonable diligence, Corixa warrants that to the best of its knowledge as of the Effective Date (i) Corixa Patents existing as of the date hereof are valid and enforceable, (ii) Corixa owns or has the right to license to ZKC on the terms and conditions of this Agreement the Corixa Patents free and clear of any liens, restriction on use or encumbrances of any nature whatsoever, (iii) no Third Party, including, without limitation, Genesis and Stanford Rook, Ltd., has any right to research, develop, use, have used, sell, offer for sale, have sold, keep and import the Licensed Product solely for use in the Licensed Field in the Territory, (iv) the Licensed Product, the distribution, sale, marketing and import of the Licensed Product by ZKC, the Corixa Patents and the Corixa Know-How does not infringe any rights, including patent rights, of Third Parties and (v) there are no pending actions, either actual or threatened, relating to the Licensed Products, Corixa Patents or Corixa Know-How.

        17.3 ZKC acknowledges that the licenses granted to ZKC herein include sublicenses under technology that has been licensed by Corixa from certain Third Parties (the "Corixa Third Party Agreements") attached as Exhibit F, and ZKC covenants that it shall comply with all terms and conditions of such Corixa Third Party Agreements that are applicable and relevant to ZKC's sublicense thereunder. Notwithstanding anything herein to the contrary, the foregoing covenant shall not be deemed to have the effect of limiting Corixa's representation and warranty set forth in Section 17.2.

        17.4 LIMITED LIABILITY.

        IN NO EVENT WILL EITHER PARTY HERETO BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES SUFFERED BY THE OTHER PARTY ARISING IN ANY WAY OUT OF THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY. THIS LIMITATION WILL APPLY EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

18. TERM AND TERMINATION.

        18.1 This Agreement may not be terminated by either party except in accordance with this Section 18.

        18.2 Unless otherwise terminated, this Agreement shall expire upon the later of (i) the fifteenth anniversary of the Effective Date and (ii) the expiration, lapse or invalidation of the last to expire of the Corixa Patents and the Joint Patents in the Territory. If ZKC requests, upon expiration of this Agreement under this Section 18.2, that any agreement should be entered into between the parties hereto in connection with the subject hereof, Corixa shall enter into good faith negotiations with ZKC for such purpose.

        18.3 If on the later of the first anniversary of the Effective Date and the date that is two

(2) weeks after the date Corixa delivers to ZKC the data analysis of Corixa's US Phase II clinical study, both Corixa and ZKC shall have determined not to conduct a future Phase III clinical trial in respect of the Licensed Product, this Agreement may be terminated by the mutual consent of the parties, in which event without further action on the part of either party, (i) all rights and licenses granted to ZKC pursuant to this Agreement with respect to the Licensed Product, including, without limitation, rights and licenses granted to ZKC to all Corixa Patents, Joint Patents and Corixa Know-How, shall revert to Corixa and ZKC shall retain no license rights therein, (ii) Corixa shall have an exclusive, fully paid-up, royalty-free, worldwide license, with the right to grant sublicenses worldwide, under all of ZKC's rights, title and interest in the Joint Patents and, with the exception of the ZKC Patents, all technical information, materials, know-how and clinical information owned or controlled by ZKC related to the Licensed Products in the Licensed Field to the extent that ZKC has the right to grant licenses thereunder on the terms and conditions of this Agreement, (iii) subject to Corixa's payment of all expenses for the filing, prosecution and maintenance of the ZKC Patents, Corixa shall have an exclusive, fully paid-up, royalty-free, worldwide license, with the right to grant sublicenses worldwide, under all of ZKC's rights, title and interest in the ZKC Patents to the extent that ZKC has the right to grant licenses thereunder on the terms and conditions of this Agreement, and (iv) each party shall retain its respective rights in all Joint Inventions not covered by the Joint Patents without obligation to the other party, except as provided for by applicable law, provided that the parties agree to cooperate with each other with respect to any patenting activities related to such Joint Inventions. In the event either party wants to obtain a license to the other party's interest in such Joint Inventions, the parties agree to negotiate the terms of such license in good faith at such time. In addition, ZKC hereby agrees that in the event of any such termination, unless Corixa shall otherwise be in breach hereof or ZKC shall obtain any right to the Licensed Products, ZKC will (a) not assert any claims against Corixa or its sublicensees with respect to Corixa's or such sublicensee's practice, use, licensing, manufacturing, marketing, sale or distribution of the Licensed Product and (b) promptly disclose in physical or other tangible form to Corixa all materials, technology and data necessary to allow Corixa to exercise the licenses granted pursuant to this Section 18.3. Following termination pursuant to this Section 18.3, Corixa shall be responsible for any and all costs and liabilities in connection with its or its sublicensee's holding and/or exercise of the licenses granted pursuant to this
Section 18.3.

        18.4 ZKC may terminate this Agreement at its option, without any charge to, or obligation of indemnification by, ZKC in connection with any Damages arising on or after the date of such termination, by providing written notice at any time (i) during the two (2) month period that ends six (6) months following the first anniversary of the Effective Date and (ii) during the two (2) month period that ends six (6) months following the second anniversary of the Effective Date, solely in the event that ZKC determines in good faith for bona fide scientific or clinical reasons, not to proceed with development of the Licensed Product. In addition, ZKC may terminate this Agreement at its option, without any charge to, or obligation of indemnification by, ZKC in connection with any Damages arising on or after the date of such termination upon three (3) months prior written notice at any time after Commercial Launch of the Licensed Product in the Territory, in the event (x) ZKC determines in good faith at such time through reasonable commercial means the unprofitability of the Licensed Product in the Territory during a period of six (6) months or (y) ZKC receives a governmental order to stop selling Licensed Product. In the event ZKC terminates this Agreement pursuant to this Section 18.4, then (i) all rights and licenses granted to ZKC pursuant to this Agreement with respect to the Licensed Product, including, without limitation, rights and licenses granted to ZKC to all Corixa Patents, Joint Patents and Corixa Know-How, shall revert to Corixa and ZKC shall retain no license rights therein, (ii) Corixa shall have an exclusive, fully paid-up, royalty-free, worldwide license, with the right to grant sublicenses worldwide, under all of ZKC's rights, title and interest in the Joint Patents and, with the exception of the ZKC Patents, all technical information, materials, know-how and clinical information owned or controlled by ZKC related to the Licensed Products in the Licensed Field to the extent that ZKC has the right to grant licenses thereunder on the terms and conditions of this Agreement, and ZKC shall use good faith efforts and cooperate with Corixa to transfer ZKC's product registration rights to Corixa, (iii) subject to Corixa's payment of all expenses for the filing, prosecution and maintenance of the ZKC Patents, Corixa shall have an exclusive, fully paid-up, royalty-free, worldwide license, with the right to grant sublicenses worldwide, under all of ZKC's rights, title and interest in the ZKC Patents to the extent that ZKC has the right to grant licenses thereunder on the terms and conditions of this Agreement, and (iv) each party shall retain its respective rights in all Joint Inventions not covered by the Joint Patents without obligation to the other party, except as provided for by applicable law, provided that the parties agree to cooperate with each other with respect to any patenting activities related to such Joint Inventions. In the event either party wants to obtain a license to the other party's interest in such Joint Inventions, the parties agree to negotiate the terms of such license in good faith at such time. In addition, ZKC hereby agrees that in the event of any such termination, unless Corixa shall otherwise be in breach hereof or ZKC shall obtain any right to the Licensed Products, ZKC will (a) not assert any claims against Corixa or its sublicensees with respect to Corixa's or such sublicensee's practice, use, licensing, manufacturing, marketing, sale or distribution of the Licensed Product and (b) promptly disclose in physical or other tangible form to Corixa all materials, technology, data, regulatory filings and product licenses necessary to allow Corixa to exercise the licenses granted pursuant to this Section 18.4. Following termination pursuant to this Section 18.4, Corixa shall be responsible for any and all costs and liabilities in connection with its or its sublicensee's holding and/or exercise of the licenses granted pursuant to this Section 18.4.

        18.5

        (a) If either party is in material breach of any material provision of this Agreement and if such breach is not cured within thirty (30) days (or in the case of non-payment, fourteen (14) days) after receiving written notice from the other party with respect to such breach, the non-breaching party shall have the right to terminate this Agreement by giving written notice to the party in breach. The parties agree and acknowledge that any breach by ZKC or Corixa of
Section 8 shall be deemed to be a material breach of a material provision of this Agreement. ZKC shall also have the right to terminate this Agreement by giving written notice to Corixa in the event of Corixa's material breach of the Supply Agreement due to Corixa's failure to supply Materials for ZKC's clinical trials or commercial use, provided that such termination shall not be effective if Corixa has cured such material breach within the forty-five (45) day cure period provided in Section 6.2 of the Supply Agreement.

        (b) In the event ZKC terminates this Agreement pursuant to this Section
18.5 as a result of Corixa's uncured material breach, then if (x) ZKC determines to continue to use and/or sell the Licensed Products in the Territory, (i) all rights and licenses granted to ZKC pursuant to Section 4.1(a) of this Agreement with respect to the Corixa Patents shall remain in effect and

 ZKC shall continue to have the obligation to pay royalties in accordance with
Section 5 with respect to Licensed Product thereafter commercialized provided, however, that the applicable royalty rate(s) set forth in Section 5 shall thereafter be reduced by [*], (ii) all rights and licenses granted to ZKC pursuant to Section 4.1(a) of this Agreement with respect to the Joint Patents shall remain in effect, provided, however, that solely to the extent that any Licensed Products that are thereafter commercialized are covered by one or more Valid Claim(s) of at least one Joint Patent but are not covered by any Valid Claim(s) of any Corixa Patents, the sale of such Licensed Products shall be [*]
(iii) subject to maintenance on their terms and conditions of all Third Party sublicenses that Corixa has granted as of the effective date of any termination pursuant to this Section 18.5, all rights and licenses granted to Corixa pursuant to Section 4.1(b) shall revert to ZKC and (iv) each party shall retain its respective rights in all Joint Inventions not covered by the Joint Patents without obligation to the other party, except as provided for by applicable law, provided that the parties agree to cooperate with each other with respect to any patenting activities related to such Joint Inventions and, (y) ZKC determines not to continue to use or sell the Licensed Products in the Territory, (i) ZKC shall be released from any and all obligations hereunder arising after such termination, (ii) all rights and licenses granted to ZKC pursuant to this Agreement with respect to the Licensed Product, including, without limitation, rights and licenses granted to ZKC to all Corixa Patents, Joint Patents and Corixa Know-How, shall revert to Corixa and ZKC shall retain no license rights therein, (iii) subject to maintenance on their terms and conditions of all Third Party sublicenses that Corixa has granted as of the effective date of any termination pursuant to this Section 18.5, all rights and licenses granted to Corixa pursuant to Section 4.1(b) shall revert to ZKC and (iv) each party shall retain its respective rights in all Joint Inventions not covered by the Joint Patents without obligation to the other party, except as provided for by applicable law, provided that the parties agree to cooperate with each other with respect to any patenting activities related to such Joint Inventions. In the event either party wants to obtain a license to the other party's interest in such Joint Inventions, the parties agree to negotiate the terms of such license in good faith at such time.

        (c) In the event Corixa terminates this Agreement pursuant to this
Section 18.5 as a result of ZKC's uncured material breach, then (i) all rights and licenses granted to ZKC pursuant to this Agreement with respect to the Licensed Product, including, without limitation, rights and licenses granted to ZKC to all Corixa Patents, Joint Patents and Corixa Know-How, shall revert to Corixa and ZKC shall retain no license rights therein, (ii) Corixa shall have an exclusive, fully paid-up, royalty-free, worldwide license, with the right to grant sublicenses worldwide, under all of ZKC's rights, title and interest in the Joint Patents and, with the exception of the ZKC Patents, all technical information, materials, know-how and clinical information owned or controlled by ZKC related to the Licensed Products in the Licensed Field to the extent that ZKC has the right to grant licenses thereunder on the terms and conditions of this Agreement, and ZKC shall use good faith efforts and cooperate with Corixa to transfer ZKC's product registration rights to Corixa, (iii) subject to Corixa's payment of all expenses for the filing, prosecution and maintenance of the ZKC Patents, Corixa shall have an exclusive, fully paid-up, royalty-free, worldwide license, with the right to grant sublicenses worldwide, under all of ZKC's rights, title and interest in the ZKC Patents to the extent that ZKC has the right to grant licenses thereunder on the terms and conditions of this Agreement, and (iv) each party shall retain its respective rights in all Joint Inventions not covered by the Joint Patents without obligation to the other


--------
* Confidential treatment requested.

party, except as provided for by applicable law, provided that the parties agree to cooperate with each other with respect to any patenting activities related to such Joint Inventions. In the event either party wants to obtain a license to the other party's interest in such Joint Inventions, the parties agree to negotiate the terms of such license in good faith at such time. In addition, ZKC hereby agrees that in the event of any such termination, unless Corixa shall otherwise be in breach hereof or ZKC shall obtain any right to the Licensed Products, ZKC will (a) not assert any claims against Corixa or its sublicensees with respect to Corixa's or such sublicensee's practice, use, licensing, manufacturing, marketing, sale or distribution of the Licensed Product and (b) promptly disclose in physical or other tangible form to Corixa all materials, technology, data, regulatory filings and product licenses necessary to allow Corixa to exercise the licenses granted pursuant to this Section 18.5. Following termination pursuant to this Section 18.5, Corixa shall be responsible for any and all costs and liabilities in connection with its or its sublicensee's holding and/or exercise of the licenses granted pursuant to this Section 18.5.

        18.6

        (a) Either party may terminate this Agreement if, at any time, the other party shall file in any court or agency pursuant to any statute or regulation of the United States or of any individual state or foreign country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver of trustee of the party or of its assets or for any other similar proceedings, or if the other party proposes a written agreement of composition or extension of its debts, or if the other party shall be served with an involuntary petition against it, filed in any of such insolvency proceeding, and such petition shall not be dismissed with sixty (60) days after the filing thereof, or if the other party shall propose or be a party to any dissolution or liquidation, or if the other party shall make an assignment for the benefit of creditors, or if the other party's license, registration, approval or the like granted by any official or governmental agency is rescinded, canceled or suspended.

        (b) In the event ZKC terminates this Agreement pursuant to this Section 18.6, then, subject to all bankruptcy laws and regulations applicable to licensing arrangements, then if (x) ZKC determines to continue to use and/or sell the Licensed Products in the Territory, (i) all rights and licenses granted to ZKC pursuant to Section 4.1(a) of this Agreement with respect to the Corixa Patents shall remain in effect and ZKC shall continue to have the obligation to pay royalties in accordance with Section 5 with respect to Licensed Product thereafter commercialized provided, however, that the applicable royalty rate(s) set forth in Section 5 shall thereafter be reduced by [*], (ii) all rights and licenses granted to ZKC pursuant to Section 4.1(a) of this Agreement with respect to the Joint Patents shall remain in effect, provided, however, that solely to the extent that any Licensed Products that are thereafter commercialized are covered by one or more Valid Claim(s) of at least one Joint Patent but are not covered by any Valid Claim(s) of any Corixa Patents, the sale of such Licensed Products shall be [*] (iii) subject to maintenance on their terms and conditions of all Third Party sublicenses that Corixa has granted as of the effective date of any termination pursuant to this Section 18.6, all rights and licenses granted to Corixa pursuant to Section 4.1(b) shall revert to ZKC, and (iv) each party shall retain its respective rights in all Joint Inventions not covered by the Joint Patents without obligation to the other party, except as provided for by applicable law, provided that the parties agree to cooperate

--------
* Confidential treatment requested.

with each other with respect to any patenting activities related to such Joint Inventions and, (y) ZKC determines not to continue to use or sell the Licensed Products in the Territory, (i) ZKC shall be released from any and all obligations hereunder arising after such termination, (ii) all rights and licenses granted to ZKC pursuant to this Agreement with respect to the Licensed Product, including, without limitation, rights and licenses granted to ZKC to all Corixa Patents, Joint Patents and Corixa Know-How, shall revert to Corixa and ZKC shall retain no license rights therein, (iii) subject to maintenance on their terms and conditions of all Third Party sublicenses that Corixa has granted as of the effective date of any termination pursuant to this Section 18.6, all rights and licenses granted to Corixa pursuant to Section 4.1(b) shall revert to ZKC, and (iv) each party shall retain its respective rights in all Joint Inventions not covered by the Joint Patents without obligation to the other party, except as provided for by applicable law, provided that the parties agree to cooperate with each other with respect to any patenting activities related to such Joint Inventions. In the event either party wants to obtain a license to the other party's interest in such Joint Inventions, the parties agree to negotiate the terms of such license in good faith at such time.

        (c) In the event Corixa terminates this Agreement pursuant to this
Section 18.6 then, subject to all bankruptcy laws and regulations applicable to licensing arrangements, then (i) all rights and licenses granted to ZKC pursuant to this Agreement with respect to the Licensed Product, including, without limitation, rights and licenses granted to ZKC to all Corixa Patents, Joint Patents and Corixa Know-How, shall revert to Corixa and ZKC shall retain no license rights therein, (ii) Corixa shall have an exclusive, fully paid-up, royalty-free, worldwide license, with the right to grant sublicenses worldwide, under all of ZKC's rights, title and interest in the Joint Patents and, with the exception of the ZKC Patents, all technical information, materials, know-how and clinical information owned or controlled by ZKC related to the Licensed Products in the Licensed Field to the extent that ZKC has the right to grant licenses thereunder on the terms and conditions of this Agreement, and ZKC shall use good faith efforts and cooperate with Corixa to transfer ZKC's product registration rights to Corixa, (iii) subject to Corixa's payment of all expenses for the filing, prosecution and maintenance of the ZKC Patents, Corixa shall have an exclusive, fully paid-up, royalty-free, worldwide license, with the right to grant sublicenses worldwide, under all of ZKC's rights, title and interest in the ZKC Patents to the extent that ZKC has the right to grant licenses thereunder on the terms and conditions of this Agreement, and ZKC shall use good faith efforts and cooperate with Corixa to transfer ZKC's product registration rights to Corixa, and (iv) each party shall retain its respective rights in all Joint Inventions not covered by the Joint Patents without obligation to the other party, except as provided for by applicable law, provided that the parties agree to cooperate with each other with respect to any patenting activities related to such Joint Inventions. In the event either party wants to obtain a license to the other party's interest in such Joint Inventions, the parties agree to negotiate the terms of such license in good faith at such time. In addition, ZKC hereby agrees that in the event of any such termination, unless Corixa shall otherwise be in breach hereof or ZKC shall obtain any right to the Licensed Products, ZKC will (a) not assert any claims against Corixa or its sublicensees with respect to Corixa's or such sublicensee's practice, use, licensing, manufacturing, marketing, sale or distribution of the Licensed Product and (b) promptly disclose in physical or other tangible form to Corixa all materials, technology, data, regulatory filings and product licenses necessary to allow Corixa to exercise the licenses granted pursuant to this
Section 18.6. Following termination pursuant to this Section 18.6, Corixa shall be responsible for any and all costs and liabilities in connection with its or its sublicensee's holding and/or exercise of the licenses granted pursuant to this Section 18.6.

        18.7 The termination of this Agreement pursuant to Section 18.5 or 18.6 does not release the Indemnifying Party (as defined in Section 20.2) from any obligation of indemnity under Section 20.1.

19. RIGHTS AND DUTIES UPON TERMINATION.

        19.1 Upon termination of this Agreement, Corixa shall have the right to retain any sums already paid by ZKC hereunder, and ZKC shall pay all sums accrued hereunder which are due as of the date of termination. For the avoidance of doubt, as of the date of termination ZKC shall not be liable for any sums that would have been due and payable under this Agreement after the date of termination, except for those provided under this Agreement.

        19.2 Upon termination of this Agreement, ZKC shall notify Corixa of the amount of Licensed Product ZKC and its Affiliates, sublicensees and distributors then have on hand, the sale of which would be subject to royalty, and ZKC and its Affiliates, sublicensees and distributors shall thereupon be permitted at Corixa's sole discretion, the right to sell that amount of Licensed Product, provided that ZKC shall pay to Corixa the amounts payable thereon at the time herein provided for.

        19.3 Expiration or early termination of this Agreement shall not relieve either party of its obligations incurred prior to such expiration or early termination. In addition, Sections 1, 7, 11.3, 11.5 through 11.8, 12.3 through 12.6, 14 through 16, 17.4, 18.3, 18.4, 19 and 20, shall survive any expiration or early termination of this Agreement.

20. INDEMNIFICATION.

        20.1 Subject to Section 20.2 hereof, from and after the Effective Date, except as otherwise herein specifically provided, each of the parties hereto shall defend, indemnify and hold harmless the other party and its Affiliates, successors and assigns, sublicensees and their respective officers, directors, shareholders, partners and employees from and against all losses, damage, liability and expense including legal fees but excluding punitive or consequential damages (including lost profits) ("Damages") incurred thereby or caused thereto arising out of or relating to (i) any breach or violation of, or failure to properly perform, any covenant or agreement made by such Indemnifying Party (as defined in Section 20.2) in this Agreement, unless waived in writing by the Indemnified Party (as defined in Section 20.2); (ii) any breach of any of the representations or warranties made by such Indemnifying Party in this Agreement; or (iii) the gross negligence or willful misconduct of the Indemnifying Party; provided, however, that this subsection (iii) shall not apply to the extent such Damages are attributable to the gross negligence or willful misconduct of the Indemnified Party.

        20.2 If either ZKC or Corixa, or any Affiliate of ZKC or Corixa (in each case an "Indemnified Party"), receives any written claim which it believes is the subject of indemnity hereunder by either Corixa or ZKC, as the case may be (in each case an "Indemnifying Party"), the Indemnified Party shall, as soon as reasonably practicable after forming such belief, give notice thereof to the Indemnifying Party, including full particulars of such claim to the extent known to the Indemnified Party; provided, however, that the failure to give timely notice to the

Indemnifying Party as contemplated hereby shall not release the Indemnifying Party from any liability to the Indemnified Party other than any liabilities caused by such failure. The Indemnifying Party shall have the right, by prompt notice to the Indemnified Party, to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party, and at the cost of the Indemnifying Party. If the Indemnifying Party does not so assume the defense of such claim, the Indemnified Party may assume such defense with counsel of its choice at the sole expense of the Indemnifying Party. If the Indemnifying Party so assumes such defense, the Indemnified Party may participate therein through counsel of its choice, but the cost of such counsel shall be borne solely by the Indemnified Party.

        20.3 The party not assuming the defense of any such claim shall render all reasonable assistance to the party assuming such defense, and all out-of-pocket costs of such assistance shall be borne solely by the Indemnifying Party.

        20.4 No such claim shall be settled other than by the party defending the same, and then only with the consent of the other party, which shall not be unreasonably withheld; provided, however, that the Indemnified Party shall have no obligation to consent to any settlement of any such claim which imposes on the Indemnified Party any liability or obligation which cannot be assumed and performed in full by the Indemnifying Party.

                            [Signature page follows]

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the date first written above.


CORIXA CORPORATION                              ZENYAKU KOGYO CO., LTD.



By:                                             By:
   ---------------------------------------         -------------------------------------
     Mark McDade                                   Kazuhiro Hashimoto
     President and Chief Operating Officer         President and Representative Director


         SIGNATURE PAGE TO THE ZENYAKU DEVELOPMENT AND LICENSE AGREEMENT

                                    EXHIBIT A

                                 PATENT EXHIBIT

                                 CORIXA PATENTS

       COUNTRY           APPLICATION NO.       FILING DATE       PATENT NO.        ISSUE DATE
       -------           ---------------       -----------       ----------        ----------
        Japan               512187/90          Aug 24, 1990        5501870         Apr 8, 1993
        Japan               10-511516          Aug 28, 1997
         PCT              PCT/NZ98/00189       Dec 23, 1998

                                    EXHIBIT B

                               PVAC SPECIFICATIONS

PVAC is delipidated, deglycolipidated heat-killed Mycobacterium vaccae. Further specifications for PVAC shall be developed by the parties pursuant to the Supply Agreement.

                                    EXHIBIT C

                    DEVELOPMENT AND COMMERCIALIZATION PROGRAM

                       PROJECT ROLES AND RESPONSIBILITIES:

[*]                                                                          [*]
[*]                                                                          [*]
[*]                                                                          [*]
[*]                                                                          [*]
[*]                                                                          [*]
[*]                                                                          [*]
[*]                                                                          [*]
[*]                                                                          [*]
[*]                                                                          [*]
[*]                                                                          [*]
[*]                                                                          [*]
[*]                                                                          [*]
[*]                                                                          [*]
[*]                                                                          [*]
[*]                                                                          [*]
[*]                                                                          [*]
[*]                                                                          [*]

--------
* Confidential treatment requested.

                                    EXHIBIT D

                          OTHER AUTOIMMUNE INDICATIONS

        AUTOIMMUNE DISEASES COVERED UNDER THE FIRST RIGHT OF NEGOTIATION

Under Exclusive License from SR Pharma, Ltd. to Corixa Corporation:

-   Diabetes
-   Multiple Sclerosis
-   Rheumatoid Arthritis

Under Exclusive Option from SR Pharma, Ltd. to Corixa Corporation (Option Period Effective Until December 16, 2001)

-   Inflammatory Bowel Disease
-   Lupus
-   Scleroderma

ICD-9 CODES FOR DISEASES UNDER LICENSE TO CORIXA FROM SR PHARMA, LTD.

               Psoriasis

-   Psora NEC 696.1
-   Psoriasis 696.1
        [*]
        [*]
        [*]
        [*]
        [*]
        [*]
        [*]
        [*]
        [*]
        [*]
        [*]
        [*]
        [*]
        [*]

--------
* Confidential treatment requested.

                      Diabetes

-   [*]
               [*]
               [*]
               [*]
               [*]
               [*]

        [*]
        [*]
               [*]
        [*]
               [*]
        [*]
        [*]
        [*]
        [*]
        [*]
               [*]
               [*]


                      Multiple Sclerosis

-   Sclerosis, sclerotic
        [*]
        [*]
-   Myelitis [*]
        [*]
-   Neuritis
        [*]


                      Rheumatoid Arthritis

-   rheumatic 714.0
        [*]
        [*]
        [*]
-   rheumatoid (nodular) 714.0
        with
               [*]
               [*]
        [*]
        [*]

--------
* Confidential treatment requested.

        [*]
        [*]
               [*]
               [*]
               [*]
        [*]


ICD-9 CODES FOR DISEASES UNDER OPTION TO CORIXA FROM SR PHARMA, LTD.

                      Lupus

-   Lupus 710.0
        [*]
        [*]
        [*]
        [*]
               [*]
               [*]
               [*]
                      [*]
                             [*]
                             [*]
                      [*]
        [*]
               [*]
               [*]

                      Inflammatory Bowel Disease

-   Inflammation, inflamed, inflammatory (with exudation)
        [*]
-   Enteritis [*]
               [*]
                      [*]
                             [*]
                                    [*]
                             [*]
                                    [*]
-   Enterocolitis -- see also Enteritis
               [*]
-   Colitis [*]
               [*]
               [*]
                      [*]

--------
* Confidential treatment requested.

                      [*]
                      [*]
                      [*]
                      [*]
                      [*]
                      [*]
                      [*]
                      [*]

                      Scleroderma

-   Scleroderma, sclerodermia [*]
        [*]
        [*]
        [*]
        [*]